Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-120755 and 333-117730) and Forms S-8 (Nos. 333-119609, 333-115365 and 333-86004) of Danielson Holding Corporation of our report dated March 15, 2005 relating to the financial statements of American Ref-Fuel Holdings Corp. and Subsidiaries, which appears in the Current Report on Form 8-K of Danielson Holding Corporation dated April 7, 2005.

PricewaterhouseCoopers LLP
Florham Park, NJ
April 5, 2005